UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2004

BEA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-22369	77-0394711
(Commission File Number)	(I.R.S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 570-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

On July 23, 2004, Adam Bosworth resigned as Senior VP of Advanced Development and Chief Architect of the Registrant. Mr. Bosworth, who joined the Registrant as part of its acquisition of CrossGain Corporation in July 2001, was a valued visionary and contributor at BEA. Mr. Bosworth has informed the Registrant that he will join Google, Inc. and expressed a desire to pursue his long-standing interest in consumer services technologies.

The information in this report is being furnished pursuant to Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC. (the Registrant)

By:	/s/ Mark P. Dentinger
Mark P. Dentinger Senior Vice President, Corporate Finance and Controller

Dated: July 23, 2004